                              POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS,  that the undersigned  constitutes and appoints  Phillip  Gillespie and Mitchell  Lindauer and each of them,  his true and lawful  attorneys-in-fact and agents, with full power of substitution and  resubstitution,  for him and in his  capacity as  Trustee/Manager  and/or officer of OFI Tremont Core Strategies  Hedge Fund, OFI Tremont Market Neutral
Hedge  Fund,  Oppenheimer   International  Large-Cap  Core  Fund,  Oppenheimer
International   Diversified  Fund,   Oppenheimer   International  Value  Fund,
Oppenheimer   Dividend  Growth  Fund,   Oppenheimer  Limited  Term  California
Municipal Fund,  Oppenheimer  Portfolio Series,  Oppenheimer Real Estate Fund,
Oppenheimer   Select   Value  Fund,   Oppenheimer   Total  Return  Bond  Fund,
Oppenheimer   Tremont  Market  Neutral  Fund  LLC  and   Oppenheimer   Tremont
Opportunity  Fund  LLC  (the  "Funds"),  to  sign  on his  behalf  any and all
Registration   Statements   (including   any   post-effective   amendments  to
Registration  Statements)  under the  Securities  Act of 1933,  the Investment
Company Act of 1940 and any  amendments  and  supplements  thereto,  and other documents  in  connection  thereunder,  and Forms 3, 4, and 5, and to file the same, with all exhibits thereto, and other documents in connection  therewith,
with  the   Securities   and   Exchange   Commission,   granting   unto   said
attorneys-in-fact  and agents,  and each of them,  full power and authority to do and perform  each and every act and thing  requisite  and  necessary  to be done in and about the premises,  as fully as to all intents and purposes as he might or could do in person,  hereby  ratifying and  confirming  all that said attorneys-in-fact  and agents,  and each of them,  may lawfully do or cause to be done by virtue hereof.

Dated this 9th day of June, 2005.

/s/Ronald J. Abdow                              /s/John V. Murphy
------------------------                        ------------------------
Ronald J. Abdow                           John V. Murphy

/s/Peter I. Wold                          /s/Eustis Walcott
------------------                        ------------------------
Peter I. Wold                                   Eustis Walcott

/s/Joseph M. Wikler                             /s/Brian Wixted
------------------------                        ------------------------
Joseph M. Wikler                          Brian Wixted

Witness: /s/Lisa I. Bloomberg
         ---------------------------------
         Lisa I. Bloomberg, Assistant Secretary